EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Preferred Class B shares, of Remy International, Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this August 28, 2008.

OLD LANE HEDGE FUND GP, LLC

/s/ Jonathan Barton

By:	Name: Jonathan Barton
Title: Managing Director

OLD LANE PARTNERS, LP

By: Old Lane Partners GP, LLC, its general partner

/s/ Jonathan Barton

By:	Name: Jonathan Barton
Title: Managing Director

OLD LANE, LP

/s/ Jonathan Barton

By:	Name: Jonathan Barton
Title: Managing Director

OLD LANE PARTNERS GP, LLC

/s/ Jonathan Barton

By:	Name: Jonathan Barton
Title: Managing Director

OLD LANE HOLDINGS, LP

By: Old Lane Holdings, GP, LLC, its general partner

/s/ Jonathon Barton

By:	Name: Jonathon Barton
Title: Managing Director

OLD LANE HOLDINGS GP, LLC

/s/ Jonathon Barton

By:	Name: Jonathon Barton
Title: Managing Director